Exhibit 99.1

ASTROTECH REPORTS FIRST QUARTER OF FISCAL YEAR 2017 FINANCIAL RESULTS
- Total Revenue of $1.0 million -
- 1st Detect Patent Strengthens IP Portfolio -
Austin, Texas - November 10, 2016 - Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the first quarter of fiscal year 2017, ended September 30, 2016.

“The foundational achievements of fiscal year 2016 drove our continued progress on our government-related subcontract agreements to $1.0 million in revenue for our first quarter of fiscal 2017,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “Our 1st Detect subsidiary delivered milestones for a key government contract to develop next-generation explosive trace detection (ETD) systems for aviation security and began preparing to deliver multiple prototype units for integration into Battelle’s Next Generation Chemical Detection (NGCD) prototype solution. We believe these two achievements continue to bolster future sales prospects for 1st Detect, while cost reductions implemented in July helped the bottom line. Also, we remain actively engaged with our commercial development partners for application specific chemical detection solutions for opportunities in healthcare, breath analysis, food and beverage manufacturing quality control.

“Our Astral Images subsidiary continues to receive very positive results from critical evaluations by leading studios of its revolutionary automated image correction and enhancement technology. With more than 6 billion feet of film in the US needing conversion to remain relevant in the next generation of digital distribution, we are pursuing the most attractive opportunities.

“In summary, we continue to create value with our technological innovations and protect the unique advantages of our products with a strong IP portfolio,” concluded Mr. Pickens.

First Quarter Fiscal Year 2017 Financial Highlights
Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of contract revenue.

•	During the first quarter 2017, revenue was $1.0 million, reflecting 1st Detect’s income from research-based, fixed-price, government-related subcontracts.

•	Gross profit was $275 thousand for the first quarter 2017.

•	Corporate realignment is expected to save the Company approximately $3.5 million for the year.

•	Cash and investments at September 30, 2016 were $22.3 million; there was no debt for each of the periods ended September 30, 2016 and June 30, 2016.

•	Granted one additional U.S. patent and one international patent during the first quarter 2017, bringing the total to 17 U.S. patents and seven international patents.

About Astrotech Corporation
Astrotech Corporation (NASDAQ: ASTC) is an innovative science and technology development and commercialization company that invents, acquires, and commercializes technological innovations sourced from internal research, universities, laboratories, and research institutions, and then funds, manages, and builds start-up companies for profitable divestiture to market leaders to maximize shareholder value. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers for use in the airport security, military, food and beverage, research, and breath analysis markets. Sourced from decades of image research from the laboratories of IBM and Kodak combined with classified satellite technology from government laboratories, Astral Images sells film to digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact Cathy Mattison and Kirsten Chapman, LHA Investor Relations, (415) 433-3777, ir@astrotechcorp.com

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,
	2016	2015
Revenue	$1,006	$—
Cost of revenue	731	—
Gross profit	275	—
Operating expenses:
Selling, general and administrative	2,548	2,286
Research and development	1,292	1,264
Total operating expenses	3,840	3,550
Loss from operations	(3,565)	(3,550)
Interest and other expense, net	98	99
Loss before income taxes	(3,467)	(3,451)
Income tax expense	—	(2)
Net loss	(3,467)	(3,453)
Less: Net loss attributable to noncontrolling interest	(52)	(89)
Net loss attributable to Astrotech Corporation	$(3,415)	$(3,364)

Weighted average common shares outstanding:
Basic	20,630	20,705

Basic net loss per common share:
Net loss attributable to Astrotech Corporation	$(0.17)	$(0.16)

Other comprehensive income, net of tax:
Available-for-sale securities:
Net unrealized gain (loss)	$41	$(94)
Reclassification adjustment for realized losses	—	6
Total comprehensive loss	$(3,374)	$(3,452)

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2016	June 30, 2016
Assets
Current assets
Cash and cash equivalents	$3,543	$4,399
Short-term investments	15,198	17,102
Accounts receivable, net of allowance	1,018	156
Costs and estimated revenues in excess of billings	155	451
Inventory, net	349	496
Prepaid expenses and other current assets	450	319
Total current assets	20,713	22,923
Property and equipment, net	3,245	3,392
Long-term investments	3,545	4,208
Total assets	$27,503	$30,523

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$266	$237
Accrued liabilities and other	1,402	1,563
Total current liabilities	1,668	1,800
Other liabilities	80	96
Total liabilities	1,748	1,896

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized; no shares issued and outstanding, at September 30, 2016 and June 30, 2016	—	—
Common stock, no par value, 75,000,000 shares authorized; 22,555,247 and 21,811,153 shares issued at September 30, 2016 and June 30, 2016, respectively; 21,179,208 and 20,627,511 shares outstanding at September 30, 2016 and June 30, 2016, respectively	190,138	189,294
Treasury stock, 1,376,039 and 1,183,642 shares at cost at September 30, 2016 and June 30, 2016, respectively	(3,136)	(2,828)
Additional paid-in capital	1,437	1,419
Accumulated deficit	(162,532)	(159,117)
Accumulated other comprehensive loss	(60)	(101)
Equity attributable to stockholders of Astrotech Corporation	25,847	28,667
Noncontrolling interest	(92)	(40)
Total stockholders’ equity	25,755	28,627
Total liabilities and stockholders’ equity	$27,503	$30,523